Exhibit 10.2


                       FIFTH AMENDMENT TO LEASE AGREEMENT

            THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of the 30th day of August, 2007 (the "Effective Date"), by and between FSP PHOENIX TOWER LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and WASHINGTON MUTUAL BANK, a federal association, formerly known as Washington Mutual Bank, FA, a federal association ("Tenant").

                                   WITNESSETH:

            WHEREAS, Utah State Retirement Investment Fund ("Original Landlord") and Bank United, a federal savings bank ("Original Tenant"), entered into that certain Office Space Lease Agreement dated November 21, 1997 (the "Original Lease"), with respect to the lease of space (the "Original Premises") in the office building known as Phoenix Tower in Houston, Texas (the "Building");

            WHEREAS, Original Landlord assigned its interest under the Original Lease to Peak Phoenix Tower, L.P., a Texas limited partnership ("Successor Landlord");

            WHEREAS, Tenant merged with Original Tenant and Tenant is the successor in interest to Original Tenant;

            WHEREAS, the Original Lease previously has been amended by that certain First Amendment to Lease Agreement, dated June 30, 1998 (the "First Amendment"), by and between Original Landlord and Original Tenant, whereby the Original Premises were expanded to include additional space in the Building (such space together with the Original Premises, the "Leased Premises"), as further amended by that certain Second Amendment to Lease Agreement dated February 13, 2001 (the "Second Amendment"), by and between Successor Landlord and Tenant, and as further amended by that certain Third Amendment to Lease Agreement dated October 28, 2002 (the "Third Amendment"), by and between Successor Landlord and Tenant;

            WHEREAS, Landlord is the successor in interest to Successor
Landlord;

            WHEREAS, the Original Lease was further amended by that certain Fourth Amendment to Lease Agreement dated June 8, 2007, by and between Landlord and Tenant (the "Fourth Amendment"; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are collectively referred to herein as the "Lease"); and

            WHEREAS, Landlord and Tenant now desire to modify the terms of the Lease as set forth herein, but not otherwise.

            NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:


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

      1. Defined Terms.

            All capitalized terms used herein and not defined herein have the meanings set forth in the Lease.

      2. Reduction of Leased Premises.

            Landlord and Tenant hereby agree that the term of the Lease as to that certain 486 square feet of Net Rentable Area located on Floor 10 of the Building (the "Floor 10 Space") is estimated to terminate at 6:00 P.M. on August 31, 2007 (the "Floor 10 Reduction Date"); provided, however, that the Reduction Date for the Floor 10 Space shall occur (if at all) no earlier than the date upon which the StarTex Lease Amendment (defined in Paragraph 6 hereof) has been executed, as set forth in Paragraph 6 of this Amendment. Landlord and Tenant hereby further agree that the term of the Lease as to that certain 26,000 square feet of Net Rentable Area located on Floor 25 of the Building (the "Floor 25 Space"; the Floor 10 Space and the Floor 25 Space, collectively, the "Reduction Space") shall terminate at 6:00 P.M. on August 31, 2007 (the "Floor 25 Reduction Date"). The Reduction Space is shown on Exhibit A attached hereto and incorporated herein. After the Floor 10 Reduction Date and the Floor 25 Reduction Date, Tenant shall no longer have any rights (including the right of possession) in the Floor 10 Space and the Floor 25 Space, respectively, and Landlord and Tenant shall be released of all further obligations, covenants and agreements accruing under the Lease with respect to the Floor 10 Space and the Floor 25 Space after the Floor 10 Reduction Date and the Floor 25 Reduction Date, respectively. Notwithstanding the foregoing, in no event shall Landlord or Tenant be released from any of its obligations, covenants and agreements relating to the Reduction Space which accrue under the Lease prior to the Floor 10 Reduction Date and the Floor 25 Reduction Date, including, without limitation, Tenant's obligations to pay Base Rental and Additional Rental in accordance with Sections 2.1, 2.2, 2.3, and 2.4 of the Lease.

      3. Surrender of Reduction Space.

            Tenant agrees to surrender the Floor 10 Space to Landlord (subject to Paragraph 6 of this Amendment) on or before the Floor 10 Reduction Date and Tenant agrees to surrender the Floor 25 Space on or before the Floor 25 Reduction Date in its current condition, broom clean, with all of Tenant's property removed therefrom and damage caused by such removal repaired, and without any subleases or leases in effect with respect thereto, and free of occupancy by any person or entity. Tenant represents and warrants to Landlord that there are no agreements, written or oral, between Tenant and any other person or entity with respect to the occupancy of all or any portion of the Floor 10 Space and the Floor 25 Space after the Floor 10 Reduction Date and the Floor 25 Reduction Date, respectively. If Tenant fails to timely surrender the Reduction Space to Landlord in accordance with the provisions of this Amendment, the provisions of Section 7.3 of the Lease shall apply to any such holding over by Tenant with respect to the Reduction Space and Tenant shall not be released from its obligations, covenants and agreements under the Lease relating to the Reduction Space during such holdover period.


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      4. Remaining Premises. After the Floor 10 Reduction Date and the Floor 25
Reduction Date, the remaining Leased Premises (the "Remaining Premises") shall consist of the following:

                   Square Feet of
                 Net Rentable Area               Floor
                 -----------------               -----
                        5,372                      9
                       10,615                     10
                       24,977                     13
                       24,314                     14
                       25,594                     15
                       24,314                     16
                       24,977                     17
                       24,314                     18
                       24,977                     19
                       24,314                     20
                       25,571                     24
                      -------
                      239,339                     2

            After the Floor 10 Reduction Date and the Floor 25 Reduction Date, Tenant's pro rata share of the Building shall be equal to 38.69%. Tenant shall pay as the Base Rental for the Remaining Premises an amount equal to $388,542.54 per month during the remainder of the Term in the manner required under the Lease.

      5. Termination Fee.

            As consideration for the early termination of the Lease with respect to the Floor 25 Space, Tenant shall pay a termination fee in the amount of One Hundred One Thousand Five Hundred Five and No/100 Dollars ($101,505.00) by ACH wire transfer within fifteen (15) days of the Effective Date of this Amendment.

      6. Condition of Remaining Premises.

            Tenant accepts the Remaining Premises in its current condition, as-is, without recourse to Landlord. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE REMAINING PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

            Notwithstanding the foregoing, Landlord shall be obligated to install, at its sole cost and expense, a demising wall separating the Remaining Premises located on the tenth (10th) floor from the Floor 10 Space only within a reasonable time following the Floor 10 Reduction Date, if necessary.


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

      7. Contingency.

            Landlord and Tenant expressly agree that this Amendment with respect to the termination of the Floor 10 Space only is subject to and contingent upon Landlord and Star Electricity, LLC, a Texas limited liability company dba StarTex Power and SmartPay Power ("StarTex"), entering into that certain First Amendment to Lease Agreement ("StarTex Lease Amendment"), on terms satisfactory to Landlord in its sole discretion, contemporaneously with the execution of this Amendment. If the StarTex Lease Amendment is not fully executed and delivered by each of Landlord and StarTex, each acting in their sole discretion, within forty-five (45) days after the Effective Date of this Amendment, this Amendment with respect to the termination of the Floor 10 Space only shall terminate automatically and be of no further force and effect, and Tenant shall remain fully liable for all obligations under the Lease with respect to the Floor 10 Space, which shall remain a part of the Leased Premises for all purposes under the Lease.

      8. Brokerage Commissions.

            Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

      9. Full Force and Effect.

            In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

                            [Signature page follows]


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

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

                              LANDLORD:

                              FSP PHOENIX TOWER LIMITED PARTNERSHIP,
                              a Texas limited partnership

                              By: FSP Property Management LLC,
                                  a Massachusetts limited liability company,
                                  its asset manager

                                  By:  /s/ Leo H. Daley, Jr.
                                       ---------------------------
                                       Leo H. Daley, Jr.
                                       Its:  Vice President and Asset Manager


                              TENANT:

                              WASHINGTON MUTUAL BANK,
                              a federal association


                              By: /s/ Lane Premo
                                  -----------------------------
                              Name: Lane Premo
                              Title: First Vice President


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                                    EXHIBIT A

                                 REDUCTION SPACE
                                 Floor 10 Space
                                     486 NRA


                             [GRAPHIC OF FLOOR PLAN]



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

                                 REDUCTION SPACE
                                 Floor 25 Space
                                   26,000 NRA


                             [GRAPHIC OF FLOOR PLAN]



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